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                                                                    Exhibit 99.3


                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of The Kroger Co. ("Kroger") and Fred Meyer, Inc. ("Fred Meyer") and give effect to the merger as a pooling of interests. The pro forma information includes the historical results of operations of Kroger as of and for the 53 weeks ended January 2, 1999 and the historical results of operations of Fred Meyer as of and for the 52 weeks ended January 30, 1999.

The unaudited pro forma combined statements of earnings assume that the merger had been completed on December 28, 1997. Amounts for Fred Meyer have not been adjusted on a pro forma basis to reflect the acquisition of Food 4 Less in March of 1998 as if it had been acquired at the beginning of the period presented, as the amounts are not material on a pro forma combined basis. The audited supplemental consolidated financial statements attached as Exhibit 99.1 of this report include adjustments to conform the accounting practices of Kroger and Fred Meyer with respect to certain inventory related costs and the capitalization policy for property, plant and equipment as described in Note 2 to the supplemental consolidated financial statements.

The unaudited pro forma financial statements are not necessarily indicative of the actual or future financial position or results of operations of the combined company. They should be read in conjunction with the audited and unaudited historical consolidated financial statements, including the notes thereto, of Kroger and Fred Meyer.



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                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)

                                       Kroger as of    Fred Meyer as of    Pro Forma        Pro Forma
                                     January 2, 1999   January 30, 1999   Adjustments       Combined
                                     ---------------   ----------------   -----------       --------
ASSETS
Current assets
  Cash                                   $  121,431        $   177,907      ($75,000)(1)   $   224,338
  Receivables                               456,917            126,315                         583,232
  Inventories
    FIFO cost                             2,202,088          1,877,886                       4,079,974
    Less LIFO reserve                      (471,932)           (57,700)                       (529,632)
                                         ----------        -----------                     -----------
                                          1,730,156          1,820,186                       3,550,342
  Property held for sale                     10,291                  0                          10,291
  Prepaid and other current assets          354,385             70,576                         424,961
  Deferred income taxes                           0            256,417                         256,417
                                         ----------        -----------      --------       -----------
        Total current assets              2,673,180          2,451,401       (75,000)        5,049,581

Property, plant and equipment, net        3,785 122          3,449,586                       7,234,708
Investments and other assets                213,493            183,816                         397,309
Goodwill, net                                28,276          3,791,334                       3,819,610
Long-term deferred tax assets                     0            275,077                         275,077
                                         ----------        -----------      --------       -----------
        Total Assets                     $6,700,071        $10,151,214      ($75,000)      $16,776,285
                                         ==========        ===========      ========       ===========

LIABILITIES
Current liabilities
  Current portion of long-term debt
    and lease obligations                $  175,204        $   188,059                     $   363,263
  Accounts payable                        1,785,630          1,140,386                       2,926,016
  Other current liabilities               1,231,234            929,438                       2,160,672
                                         ----------        -----------                     -----------
        Total current liabilities         3,192,068          2,257,883                       5,449,951

Long-term debt                            3,025,980          4,821,635                       7,847,615
Obligations under capital leases            202,683            158,938                         361,621
Deferred income taxes                       200,952                  0                         200,952
Other long-term liabilities                 466,220            598,353                       1,064,573
                                         ----------        -----------                     -----------
        Total Liabilities                 7,087,903          7,836,809                      14,924,712

SHAREOWNERS' EQUITY
Common capital stock                        836,802              1,558    $1,948,486 (2)     2,711,846
                                                                             (75,000)(1)
Additional paid-in capital                        0          1,948,486    (1,948,486)(2)             0
Other                                             0             (3,991)                         (3,991)
Accumulated earnings (deficit)             (773,605)           368,601                        (405,004)
Common stock in treasury, at cost          (451,029)              (249)                       (451,278)
                                         ----------        -----------      --------       -----------
       Total Shareowners'
         Equity (Deficit)                  (387,832)         2,314,405       (75,000)        1,851,573
                                         ----------        -----------      --------       -----------
       Total Liabilities and
         Shareowners' Equity             $6,700,071        $10,151,214      ($75,000)      $16,776,285
                                         ==========        ===========      ========       ===========


See accompanying notes to unaudited pro forma combined financial data.


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              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                              Fiscal Year 1998
                                     -----------------------------------------------------------------
                                      Kroger Fiscal   Fred Meyer Fiscal
                                       Year Ended         Year Ended       Pro Forma        Pro Forma
                                     January 2, 1999   January 30, 1999   Adjustments       Combined
                                     ---------------   ----------------   -----------       --------
Sales                                  $28,203,304        $14,878,771                      $43,082,075

Costs and expenses
  Merchandise costs, including
    warehousing and transportation      21,523,021         10,418,893                       31,941,914
  Operating, general
    and administrative                   4,912,215          3,536,104      $(584,063)(3)     7,864,256
  Rent                                     358,254                           261,034 (3)       619,288
  Depreciation and amortization            429,954             92,268        323,029 (3)       845,251
  Net interest expense                     266,896            378,236                          645,132
  Merger related costs                           0            268,854                          268,854
                                       -----------        -----------                      -----------
    Total                               27,490,340         14,694,355                       42,184,695
                                       -----------        -----------                      -----------

Earnings before tax expense
  and extraordinary loss                   712,964            184,416                         897,380
Tax expense                                263,052            129,244                         392,296
                                       -----------        -----------                      ----------
Earnings before extraordinary loss     $   449,912        $    55,172                      $  505,084
                                       ===========        ===========                      ==========


Basic earnings per common share
  before extraordinary loss                  $1.76              $0.36                           $1.24
                                             =====              =====                           =====

Average number of common shares
  used in basic calculation                255,814            151,699                         407,513

Diluted earnings per common share
  before extraordinary loss                  $1.70              $0.34                           $1.19
                                             =====              =====                           =====

Average number of common shares
  used in diluted calculation              265,382            160,218                         425,600



See accompanying notes to unaudited pro forma combined financial data.





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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


(1) Kroger and Fred Meyer estimate that they will incur direct transaction costs of approximately $75 million associated with the merger. These costs consist primarily of investment banking, legal, bank amendment fees, accounting, printing and regulatory filing fees. The unaudited pro forma combined balance sheet reflects these expenses as if they had been paid as of January 2, 1999.

(2) Represents the conversion of Fred Meyer common stock into Kroger common shares

(3) Represents the reclassification of rent expense, depreciation and amortization to conform the presentation of Fred Meyer results to that of Kroger.